UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 02, 2006

ALTON VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-118077	68-0542002
(State or Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

12880 Railway Avenue, Unit 35,
Richmond, B.C., Canada V7E 6G4
phone: (604) 275-6519 fax: (604) 275-6301
(Address and telephone number of principal executive office)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

RECEIPT OF GEOLOGICAL REPORT ON MAUN LAKE CLAIMS

The Board of Directors is in receipt of the Geological Report on the Phase I Exploration Program on the Maun Lake Mining Claims Property. In the report, the author, N.C. Carter, P.Eng., reports that the phase I program undertaken in September, 2005 did not return the results we were initially seeking. The program consisted of the establishment of a full grid of the area, an airborne electromagnetic and magnetic survey of the Claim including an area one kilometre north, south, east and west of the claim boundaries, the taking of a number of rock, till and geological samples and 470 feet of diamond drilling on five selected targets.

During the drill program a new showing was located approximately 400 metres northeast of the area of drilling. Hole #3 was drilled to test a down dip extension of the mineralization in drill #2 and failed to show the continuity. Other holes did intersect several mineralized zones and while some continuity was confirmed along strike of the surface showings, it was not demonstrated well down-dip. In addition, our survey identified two electromagnetic conductive zones north and west of the current claim.

In view of the extension of favourable geology well beyond the boundaries of the current claim, plus the presence of several sulphide zones east, west and north of the claim, it was recommended that we should seek to acquire additional claims prior to the initiation of further work in the Maun Lake area. The staking of an additional 40 to 50 mining claim units extending east, west and north of the current claim is recommended at a cost of CA $18,000. The new claims should then be subjected to a two phase exploration program at a cost of CA $230,000. If the staking of additional claims is concluded not to be an option it is recommended that no further work be undertaken and the property abandoned for lack of merit of the claim as presently owned.

Although the Board of Directors is reluctant to commit to an expenditure of CA $248,000 without better results from phase I, we will be approaching the broker-dealer community to determine the possibility of raising such capital to continue with the exploration program. At the same time, we will be seeking additional projects or other business opportunities for Alton.

Item 9.01 Financial Statements and Exhibits

Exhibit No. 99.1	News Release dated May 02, 2006 regarding the receipt of the geological report on the Maun Lake mineral claims in north-western Ontario.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature	Title	Date
/s/ “Brian C. Doutaz”	President, Chief Executive Officer (Principal Executive Officer), Secretary and a member of the Board of Directors	May 02, 2006

EXHIBIT INDEX

Exhibit No. 99.1	News Release dated May 02, 2006 regarding the receipt of the geological report on the Maun Lake mineral claims in north-western Ontario.